Exhibit 10-26

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of June 1, 1998, by and between AUTO-GRAPHICS, INC., a California corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").


RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of May 12, 1997, as amended from time to time ("Credit Agreement").

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1. Exhibit C as referenced in Section 1.3(a) is hereby substituted with a new Exhibit C as attached hereto, to reflect the new principal payment schedule of the Term Loan.

2. Section 4.8(a),(b),(c) and (d) are hereby deleted in their entirety, and the following substituted therefor:

   "(a) Current Ratio not at any time less than 1.05 to 1.0, with "Current Ratio" defined as total current assets divided by total current liabilities (to include borrowings under Line of Credit).

    (b) Tangible Net Worth not at any time less than $2,400,000.00, with "Tangible Net Worth" defined as the aggregate of total stockholders' equity plus subordinated debt less any intangible assets.


    (c) Total Liabilities divided by Tangible Net Worth not at any time greater than 2.50 to 1.0 from the date of this Amendment up to December 31, 1998 and not at anytime greater than 2.25 to 1.0 at December 31, 1998 and at all times thereafter, with "Total Liabilities" defined as the aggregate of current liabilities and non-current liabilities less subordinated debt, and with "Tangible Net Worth" defined as the aggregate of total stockholders' equity plus subordinated debt less any intangible assets.

    (d) EBITDA Coverage Ratio not less than 1.75 to 1.0 as of each fiscal year end and not less than 1.75 to 1.0 as of the end of each fiscal quarter excluding quarter ending December 31, on a rolling four-quarter basis, with "EBITDA" defined as net profit before tax plus interest expenses (net of capitalized interest expense), depreciation expense and amortization expense, and with "EBITDA Coverage Ratio" defined as EBITDA divided by the aggregate of total interest expense plus the prior period current maturity of long-term debt (to be adjusted for the Amendment to the Term Loan repayment period, of interest only, from the date of this Amendment up to July 1, 1999) and the prior period current maturity of subordinated debt."

3.  The following is hereby added to the Credit Agreement as Section 4.10:

    "SECTION 4.10.  YEAR 2000 COMPLIANCE.

         Perform all acts reasonably necessary to ensure that (a) Borrower and any business in which Borrower holds a substantial interest, and (b) all customers, suppliers and vendors that are material to Borrower's business, become Year 2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all of Borrower's systems and adopting a detailed plan, with itemized budget, for the remediation, monitoring and testing of such systems. As used herein, "Year 2000 Compliant" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after the year 2000. Borrower shall, immediately upon request, provide to Bank such certifications or other evidence of Borrower's compliance with the terms hereof as Bank may from time to time require."

4. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

5. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

WELLS FARGO BANK,
AUTO-GRAPHICS, INC.		NATIONAL ASSOCIATION


By: ss/Robert S. Cope           By: ss/Kirk C. Smith
       Robert S. Cope                  Kirk C. Smith
       President                       Vice President